Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Appoints Michael J. Driscoll, Ed.D. to Board of Directors

CANTON, Mass., February 17, 2022 — Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today announced the appointment of Michael J. Driscoll, Ed.D. to the Company’s Board of Directors, effective February 15, 2022. Dr. Driscoll will serve as an independent director of the Company and member of the Audit Committee and the Nominating Committee of the Board.

“I am pleased to welcome Dr. Driscoll to our Board of Directors following a 28-year career in the financial services industry, as well as 10 years in academia as a business school professor and dean.” said Gary S. Gillheeney, Sr., President and Chief Executive Officer of Organogenesis. “Dr. Driscoll brings a wealth of business and finance related knowledge and I look forward to his strategic insights and contributions.”

Dr. Driscoll most recently served as the dean of the Richard J. Bolte, Sr. School of Business at Mount St. Mary’s University from 2018 to 2020. He was previously a Clinical Professor and Senior Executive in Residence for the Robert B. Willumstad School of Business at Adelphi University from 2010 to 2018. Prior to his career in education, Dr. Driscoll worked for 28 years in the financial services industry. Among his career highlights during this period, he served as the Global Head of Trading for Geosphere Capital LLC, a hedge fund focused on global natural resources and industrials, from 2007 to 2010 and as a Senior Managing Director of Equity Trading at Bear, Stearns & Co. Inc., a global investment bank, from 2002 to 2007. Dr. Driscoll holds an Ed.D. in Higher Education Management from the University of Pennsylvania, an MBA in International Business from Adelphi University and a B.S. in Management and Marine Transportation from the State University of New York Maritime College.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements with respect to the operations of the Company, strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the reimbursement levels for the Company’s products and the impact to the Company of the loss of preferred “pass through” status for PuraPly AM and PuraPly in 2020; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred significant losses since inception and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production of Affinity in sufficient quantities to meet demand; (10) the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; and (11) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2020 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company offering a portfolio of bioactive and acellular biomaterials products in advanced wound care and surgical biologics, including orthopedics and spine. Organogenesis’s comprehensive portfolio is designed to treat a variety of patients with repair and regenerative needs. For more information, visit www.organogenesis.com.

Investor Inquiries:

ICR Westwicke

Mike Piccinino, CFA

OrganoIR@westwicke.com

Press and Media Inquiries:

Organogenesis

Lori Freedman

lfreedman@organo.com